EXHIBIT 99.1

CytRx Corporation Announces Amendment to Definitive Proxy Statement for Upcoming Special Meeting
-	Authorized Common and Preferred Shares to be Reversed on Same One-for-Six Ratio as Issued and Outstanding Shares
LOS ANGELES – September 13, 2017 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that based on feedback the company has received from stockholders, it has amended its definitive proxy statement with the Securities and Exchange Commission ("SEC") to include a 1-for-6 reverse stock split of the Company's authorized common and preferred stock. CytRx's previous proxy statement dated September 5, 2017, had a proposal for a 1-for-6 reverse stock split for its issued and outstanding common stock and a 50% reduction in the authorized shares.  CytRx believes that a reverse stock split will enable it to regain compliance with NASDAQ's $1.00 minimum bid price requirement and maintain its listing on the NASDAQ Capital Market.  CytRx currently meets all other NASDAQ listing requirements.
When the reverse stock split becomes effective, every six (6) shares of CytRx's pre-split common stock, will automatically be converted into one (1) share of post-split common stock.  The reverse stock split will affect all issued and outstanding shares of the Company's common stock immediately prior to the effective time of the reverse stock split, all employee stock options, as well as all other outstanding options and warrants.
Accordingly, the Company's approximately 165.8 million pre-split shares of common stock outstanding will be combined into approximately 27.6 million post-split shares outstanding.  Following the reverse stock split, the 250 million authorized shares of common stock will be reduced to approximately 41.7 million shares.  The five million authorized preferred shares will be converted into approximately 0.8 million preferred shares.  There are no preferred shares currently outstanding.
CytRx requested and was granted a hearing before a NASDAQ Hearings Panel to present its plan to regain compliance with the minimum $1.00 bid price requirement, which will be based upon the proposed reverse stock split.  The Company's common stock will continue to trade on NASDAQ under the symbol "CYTR" pending the conclusion of the hearing process.
Additional information including frequently asked questions and answers concerning the proposed reverse stock split can be found on CytRx's website at www.cytrx.com/investors.
How to Vote
If you are a stockholder of record at the close of business on August 28, 2017, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of CytRx common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. CytRx highly recommends stockholders vote electronically or by phone without delay. Please have your proxy card with you while voting.

You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.
For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact CytRx's proxy solicitation firm, Saratoga Proxy Consulting, either by telephone: (888) 368-0379 or (212) 257-1311 or by email: info@saratogaproxy.com.
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS FILED WITH THE SEC, AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED REVERSE STOCK SPLIT.  The definitive proxy statement was mailed to stockholders of record as of August 28, 2017.  The amended definitive proxy statement will be mailed to shareholders on or about September 13, 2017.  Stockholders may obtain free copies of the Company's definitive proxy statement, any amendments to the proxy statement and its other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov.  Copies can also be obtained, free of charge, upon written request to CytRx Corporation, Attn: Corporate Secretary, 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049.
Participation in Solicitation
This press release may constitute soliciting material under SEC Rule 14a-12, and CytRx and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of CytRx common stock in respect of the proposed reverse stock split.  Investors may obtain additional information regarding the interest of those participants by reading the Company's definitive proxy statement, any amendments to the definitive proxy statement and other relevant proxy materials, and the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.
Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the NASDAQ rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
David Pitts
(212) 600-1902
david@argotpartners.com